UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
July 14, 2005
(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events

          On July 14, 2005, Callon Petroleum Company redeemed all of its outstanding shares of $2.125 Convertible Exchangeable Preferred Stock, Series A. In connection with the redemption, holders of a total of 571,108 shares of preferred stock that were outstanding on the date the notice of redemption was mailed converted their shares of preferred stock into 1,297,726 shares of the company’s common stock prior to the redemption date and the remaining 25,563 shares of preferred stock outstanding on the redemption date were redeemed for cash. The press release announcing the completion of the redemption process is attached as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

Exhibit Number	Title of Document
99.1	Press release dated July 15, 2005 announcing that Callon Petroleum Company has completed the redemption all outstanding shares of its $2.125 Convertible Exchangeable Preferred Stock, Series A.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
July 19, 2005	By:	/s/ Fred L. Callon
Fred L. Callon
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Title of Document
99.1	Press release dated July 15, 2005 announcing that Callon Petroleum Company has completed the redemption all outstanding shares of its $2.125 Convertible Exchangeable Preferred Stock, Series A.

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